Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 3, 2017 with respect to the consolidated financial statements of Eclipse Resources Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Pittsburgh, Pennsylvania

June 2, 2017